Exhibit 99.1
                             AURORA GOLD CORPORATION

NEWS RELEASE 01-2006                                            February 6, 2006

                                                            Trading Symbol: ARXG
                                                                    (NASD OTCBB)

                                  NEWS RELEASE
                                  ------------

AURORA GOLD CORPORATION (THE "COMPANY") IS PLEASED TO ANNOUNCE THAT THE COMPANY'S WHOLLY OWNED BRAZILIAN SUBSIDIARY, AURORA GOLD MINERA O LTDA, HAS SIGNED OPTION AGREEMENTS COVERING THE NOVA PORTO, OURO MIL AND SANTA ISABEL PROJECTS LOCATED IN THE MUNICIPALITY OF ITAITUBA, TAPAJOS GOLD PROVINCE, STATE OF PARA, BRAZIL.

Aurora Gold Corporation (the "Company") is pleased to announce that the Company's wholly owned Brazilian subsidiary, Aurora Gold Minera o Ltda, has signed option agreements covering the Nova Porto Ouro Mil and Santa Isabel projects located in the Municipality of Itaituba, Tapajos gold province, State of Para, Brazil. The Company has commenced reconnaissance exploration programs on each of the projects. The projects are located in the southern part of the rich and largely unexplored Tapajos gold province.

The Tapajos gold province of the Amazonian Craton has produced approximately 600 metric tonnes of gold in the past 40 years. The province is a major magmatic province and contains more than 100 gold deposits and occurrences, generally hosted in granitiods of different paleo-proterozoic ages and affinities, as well as by gneisses, felsic to intermediate volcanic sand, minor gabbroic and metavolcanic-sedimentary rocks. Most of the deposits are gold bearing quartz veins, with stockworks and disseminations occurring to a lesser extent.

The southern part of the Tapajos gold province is host to a series of gold projects typically hosted in orogenic gneisses of the Cuiu-Cuiu Complex and granites of the Parauari and Creporizao Intrusive Suites.

The Nova Porto project area lies on a dominant NW faulted contact between the Parauari Intrusive Suite and the later Maloquinha Suite, and this contact has been the focus of large-scale alluvial workings.

Approximately 40km to the South West of the Novo Porto project area is the Brazauro Resources Corporation owned Tocantinzinho project. The Tocantinzinho project has had a long history of exploration and now Brazauro boasts a large tonnage operation with the initial NI43-101 resource estimate due out late in 2005.

The Ouro Mil project is situated within a north west trending part of the Creporizao Intrusive Suite along an E-NE shear subordinate to the NW trending regional shear of the area. The western margin of this portion of the Creporizao Intrusive Suite is in a NW faulted contact with the Parauari Intrusive Suite, and summarily the eastern margin is in a NW faulted contact with the Cuiu-Cuiu Complex.

Previous mining at Ouro Mil project, via water canon and a sluice of surficial oxides, recovered 600kg of gold. The area is dominated by a quartz vein stock work system in weathered porphyritic granite. A moderately to well-developed laterite profile exists and is exposed in previous mining areas around the project.

The Santa Isabel project is situated within part of the Pararui Intrusive Suite. To the immediate west, the Pararui Suite is in faulted contact with the later Maloquina Intrusive Suite, and the Maloquina Intrusive suite is in faulted contact with the Creporizao Intrusive Suite, further to the west. The Pararui Suite and


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the  Creporizao Intrusive Suite play host to the vast majority of hard rock gold deposits  and  occurrences  within  the  Tapajos  gold  province.

The Santa Isabel project area is dominated by a series of regional N to NNW trending regional faults, and these orientations are also noted at mine scale as seen in the mineralized quartz veins within the project area.

Historically, the Santa Isabel project initially focused mining activities on the alluvial deposits within its many tributaries, and later progressed to include the saprolite host rock and out cropping quartz veins.

Preliminary investigation of all three project areas has confirmed the existence of mineralised quartz veins and stockwork systems within these Intrusive Granite Suites. Based on the historical occurrences of gold deposits in similar geological settings within this region of the Tapajos gold province, the Company is confident that the hard rock potential for the Novo Porto, Ouro Mil and Santa Isabel projects will define a series of large tonnage economic gold ore bodies, and is currently conducting further preliminary exploration to define drill targets for the near future.

The Novo Porto option agreement allows the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Novo Porto project mineral rights via structured cash payments. The total option agreement payments for the licence are structured as follows: December 25, 2005
-  USD  $2,500;  January 15, 2006 - USD $10,000; May 30, 2006 - USD $37,500; May
30,  2007  -  USD  $50,000;  May  30,  2008  -  USD  $75,000; May 30, 2009 - USD
$1,850,000 for a total of USD $2,025,000. The option agreement can be terminated at any time upon written notice to the vendor and the Company will be free of any and all payment commitments yet to be due.

The Ouro Mil option agreement allows the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Ouro Mil project mineral rights via structured cash payments. The total option agreement payments for the licence are structured as follows: January 20, 2006 - USD $30,000; June 20 2006 - USD $70,000; June 20, 2007 USD $120,000; June 20,
2008  -  USD  $180,000;  December  20,  2008 - USD $1,500,000 for a total of USD
$1,900,000. The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in reals of the equivalent of USD $1,000,000.The option agreement can be terminated at any time upon written notice to the vendor and the Company will be free of any and all payment commitments yet to be due.

The Santa Isabel option agreement allows the Company to perform geological surveys and assessment work necessary to ascertain the existence of possible mineral deposits which may be economically mined and to earn a 100% interest in the Santa Isabel project mineral rights via structured cash payments. The total option agreement payments for the licence are structured as follows: January 21, 2006 - USD $25,000; July 21, 2006 - USD $60,000; July 21, 2007 - USD $80,000;
July  21, 2008 - USD $100,000; July 21, 2009 - USD $1,500,000 for a total of USD
$1,765,000. The vendor will have a 1.5% Net Smelter Royalty. The Royalty payment can be purchased at any time upon written notice to the vendor and payment in reals of the equivalent of USD $1,000,000. The option agreement can be terminated at any time upon written notice to the vendor and the Company will be free of any and all payment commitments yet to be due.

Aurora Gold Corporation is a mineral exploration company whose stock trades under the symbol "ARXG" on the NASD OTC Bulletin Board.


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For Further information, please call Klaus Eckhof at
Phone: (+618) 9240-2836
Mobile:       (+61) 411-148-209


ON BEHALF OF THE BOARD

"Klaus Eckhof"

Klaus Eckhof
Director

This  press  release includes "Forward-Looking Statements" within the meaning of
Section 21E of the United States Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included herein, including without limitation, statements regarding potential mineralization and reserves, exploration results and future plans and objectives of the Company are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed under the heading "Risk Factors" and elsewhere in the Company's documents filed from time to time with the United States Securities and Exchange Commission and other regulatory authorities. All dollar amounts are expressed in US dollars unless otherwise stated.


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